Exhibit 3.2

P03000071168

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies __________ Certificates of Status __________

Special Instructions to Filing Officer:

Office Use Only

COVER LETTER

TO:	Amendment Section Division of Corporations

NAME OF CORPORATION: My Complete Care, Inc.

DOCUMENT NUMBER: P03000071168

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Edgar Arvelo
(Name of Contact Person)

My Complete Care, Inc.
(Firm / Company )

5600 Pacific Blvd. #635
(Address)

Boca Raton, FL 33433
(City/State/and Zip Code)

For further information concerning this matter, please call:

Edgar Arvelo	at	(866)	416-0237
(Name of Contact Person)	(Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount:

☑	$35 Filing Fee	☐	$43.75 Filing Fee & Certificate of Status	☐	$43.75 Filing Fee & Certified Copy (Additional copy is enclosed)	☐	$52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314	Street Address Amendment Section Division of Corporations 409 E. Gaines Street Tallahassee, FL 32399

Articles of Amendment to Articles of Incorporation of
My Complete Care, Inc.
(Name of corporation as currently filed with the Florida Dept. of State)

P03000071168
(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation  adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.')
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article IV (4) The number of shares the corporation is authorized to issue is 40,000,000

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself (if not applicable, indicate N/A)

(continued)

The date of each amendment(s) adoption: 6/27/2003

Effective date if applicable:  6/27/2003
(no more than 90 days after amendment file date)

Adoption of Amendment(s)   (CHECK ONE)

☐	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by
."
(voting group)
☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☑	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 27th              day of June            , 2003            .

Signature	/s/ Edgar Arvelo

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Edgar Arvelo
(Typed or printed name of person signing)

President
(Title of person signing)

FILING FEE: $35